Exhibit 10.4

[__], 2024

PRIVATE UNIT SUBSCRIPTION AGREEMENT

BETWEEN THE REGISTRANT AND THE SPONSOR

Shepherd Ave Capital Acquisition Corporation

221 W 9th St, #859

Wilmington, DE 19801

Ladies and Gentlemen:

Shepherd Ave Capital Acquisition Corporation (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (File No. 333- [__]) (“Registration Statement”).

The undersigned hereby commits that it will purchase 230,187 units (or up to 244,250 units if the over-allotment option is exercised in full by SPAC Advisory Partners, LLC, division of Kingswood Capital Partners, LLC (“SAP”), the representative of underwriters of the IPO) of the Company (“Private Units”), each Private Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Share”), and one right to receive one seventh (1/7) of one Class A Ordinary Share (each a “Right”), at $10.00 per Private Unit, for a purchase price of $2,301,870 (or up to $2,442,500 if the over-allotment option is exercised in full by SAP) (the “Private Unit Purchase Price”).

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Unit Purchase Price to be delivered to the Company by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, the Company shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned.

The Private Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the Class A Ordinary Shares included in the Private Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 15 months from the closing of the IPO (or up to 18 months, as applicable), unless the Company provides the holders of Class A Ordinary Shares sold in the IPO with the opportunity to redeem their Class A Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s income taxes and up to $100,000 reserved for liquidation expenses, divided by the number of then outstanding Class A Ordinary Shares sold in the IPO (the “IPO Shares”);

●	not to convert any Class A Ordinary Shares included in the Private Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and not to tender the Private Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or Class A Ordinary Shares purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	the Private Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

Further, the undersigned agrees that its Private Units, and any underlying securities are not transferable or salable until the completion of the Company’s initial Business Combination, except for transfer (i) (i) among the directors, officers and the undersigned (the “Insiders”), or to the Insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, (vii) in connection with the consummation of a Business Combination, (viii) in the event of the Company’s liquidation prior to its consummation of a Business Combination or (ix) in the event that, subsequent to the consummation of a Business Combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent).

The undersigned acknowledges and agrees that the purchaser of the Private Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(e)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(f)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(g)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it;

(h)	The undersigned hereby acknowledges that it is aware that the Company will establish the Trust Fund for the benefit of its public shareholders upon the closing of the IPO. The undersigned hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Fund, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Class A Ordinary Shares held by it, and any securities of the Company acquired by undersigned other than as a result of this Agreement. The undersigned hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Fund, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Fund that it may have now or in the future, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Class A Ordinary Shares held by it, and any securities of the Company acquired by undersigned other than as a result of this Agreement. In the event the undersigned has any Claim against the Company under this Agreement, the undersigned shall pursue such Claim solely against the Company and its assets outside the Trust Fund and not against the property or any monies in the Trust Fund, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Class A Ordinary Shares held by it; and

(i)	The undersigned hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Business Combination. For purposes of this Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[signature page follows]

Very truly yours,

SHEPHERD AVE CAPITAL ACQUISITION CORPORATION

By:
Name:	William W. Snyder
Title:	CEO and Chairman

Accepted and Agreed:

SHEPHERD AVE CAPITAL SPONSOR LLC

By:
	Name:	Carmelo Caschetto
	Title:	Manager and Member

[signature page to subscription agreement with Sponsor – Shepherd Ave Capital Acquisition Corporation]

Exhibit A

Wire Instructions

Bank Name:

Bank Address:

Account Name:

Account Number:

Routing/ABA Number (Domestic Wires):

Swift Code (Foreign Wire):

Note:

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